As filed with the Securities and Exchange Commission on September 16, 2022

Registration No.: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-1018684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

205 S. Hoover Boulevard, Suite 210

Tampa, Florida 33609

(813) 876-1776

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

2019 STOCK INCENTIVE PLAN

(Full title of the plan)

Christopher E. Jones, Chief Financial Officer

205 S. Hoover Boulevard, Suite 210

Tampa, Florida 33609

(813) 876-1776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Doney, Esq.

Akerman LLP

401 East Jackson Street, Suite 1700

Tampa, Florida 33602

Telephone: (813) 209-5070

Facsimile: (813) 218-5404

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART II

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,600,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Odyssey Marine Exploration, Inc. (the “Registrant”) that may be issued pursuant to the Registrant’s 2019 Stock Incentive Plan (the “Plan”). The Registrant previously registered 800,000 shares of Common Stock for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 12, 2019 (File No. 333- 232629). Pursuant to General Instruction E to Form S-8, the contents of such Registration Statement on Form S 8 are hereby incorporated by reference herein, except to the extent supplemented or amended or superseded by the information set forth herein.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement or incorporated by reference herein.

Exhibit No.	Description

5.1*	Opinion of Akerman LLP.

10.1	2019 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-31895), filed with the Securities and Exchange Commission on April 24, 2019).

23.1*	Consent of Warren Averett, LLC, Independent Registered Public Accounting Firm.

23.2*	Consent of Akerman LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 16, 2022.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Christopher E. Jones
Christopher E. Jones
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the directors and/or executive officers of Odyssey Marine Exploration, Inc. whose signature appears below hereby appoints Mark D. Gordon and Christopher E. Jones, and each of them severally, as his attorney-in-fact to sign in his name and on his behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and any registration statement filed pursuant to Rule 462(b) of the Act prepared in connection therewith, and generally to do all such things in their behalf in their capacities as officers and directors to enable Odyssey Marine Exploration, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mark D. Gordon Mark D. Gordon	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 16, 2022

/s/ Christopher E. Jones Christopher E. Jones	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 16, 2022

/s/ Laura L. Barton Laura L. Barton	Executive Vice President and Director	September 16, 2022

/s/ John C. Abbott John C. Abbott	Director	September 16, 2022

Mark B. Justh	Director

/s/ James S. Pignatelli James S. Pignatelli	Director	September 16, 2022

/s/ Jon D. Sawyer Jon D. Sawyer	Director	September 16, 2022

/s/ Todd E. Seigel Todd E. Seigel	Director	September 16, 2022

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